UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report:  February 8, 2011

Exact Name of Registrant	Commission	I.R.S. Employer
as Specified in Its Charter	File Number	Identification No.

Hawaiian Electric Industries, Inc.	1-8503	99-0208097

State of Hawaii

(State or other jurisdiction of incorporation)

900 Richards Street, Honolulu, Hawaii 96813

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code:

(808) 543-5662 - Hawaiian Electric Industries, Inc. (HEI)

None

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

        On February 8, 2011, Shirley J. Daniel, 57, a director since 2002, has decided to resign from the HEI Board of Directors and the HEI Audit Committee, effective at the time of the Annual Meeting of Shareholders of HEI on May 10, 2011. There is no disagreement between the registrant and Ms. Daniel; the latter has decided to resign due to personal business interests. Ms. Daniel will continue to serve the Company as a member of the ASB Board of Directors and the ASB Audit Committee.

HEI intends to continue to use its website, www.hei.com, as a means of disclosing additional information. Such disclosures will be included on HEI’s website under the headings “Company Overview” and “News & Events” in the Investor Relations section. Accordingly, investors should routinely monitor such portions of HEI’s website, in addition to following HEI’s, Hawaiian Electric Company, Inc. and its subsidiaries’ and ASB’s press releases, SEC filings and public conference calls and webcasts. Investors should also refer to the Public Utilities Commission of the State of Hawaii (PUC) website at dms.puc.hawaii.gov/dms in order to review documents filed with and issued by the PUC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HAWAIIAN ELECTRIC INDUSTRIES, INC.
(Registrant)

/s/ James A. Ajello
James A. Ajello
Senior Financial Vice President, Treasurer, and
Chief Financial Officer)
(Principal Financial Officer of HEI)
Date: February 11, 2011